EXHIBIT 99.1

SKULLS(R) NFTs New Website Launch

HO CHI MINH, VIETNAM / ACCESSWIRE / April 9, 2021 / Santo Mining Corp. dba Santo Blockchain Labs (OTC PINK:SANP) today announces the launch of its new SKULLYS® NFT website. In the days to come the Company will mint over 2,000 SKULLYS® NFTs to the Cardano network, additionally to having these NFTs on the Cardano network the Company will re-branded the SANTPOOL to SKULLYSPOOL. SKULLSPOOL is a proof of stake pool for Cardano delegators to earn passive income on their ADA coins. The Company will automatically pledge all the sales of the NFTs to the SKULLYSPOOL to increase the pledge, additionally, the Company will be giving away SKULLYS® NFTs to delegators that delegate more than 50,000ADA coins on the SKULLYSPOOL for more than 10 Epochs.

Frank Yglesias aka “Captain Calico Jack” stated, “Aaaarrrrgggghhhh! from the depths of the Caribbean sea, I have just unleashed from Davy Jones' Locker an array of NFTs SKULLYS® that will join the Cardano network. We are linking our Cardano stake pool to the purchase of our SKULLYS® NFTs, to increase our pledge on the stake pool, as the Cardano network increases we will add multi-functions like augmented reality, geo-positioning, reward coupons, treasure hunting, our unique NFT code A.R.R. (Accept, Relinquish, Reward) just to name a few, kool things.”

SKULLYS®

https://skullys.io/ From the depths of the ocean inside Davy Jones' Locker, we have come to pillage booty. You can collect us, earn ADA and sell us for more ADA Coins on our very own Port of Call Nassau's Marketplace. Each SKULLY® is a unique NFT digital collectible with a specially embedded pirate code we created - A.R.R. (Accept, Relinquish, Reward), allowing for the accumulation of treasures and making each unique collectible grow in value.

SANTO BLOCKCHAIN LABS

SANTO www.sanp.us is a publicly traded company (OTC:SANP) on the OTCMarkets. The company focuses on the development of blockchain smart digital contracts and IoT internet of things for everyday life. The Company also operates a website at https://santopool.com (ADAPOOL Ticker: SANP) and provides cryptocurrency staking service to potential Cardano (ADA) delegators. Through its 100% owned subsidiary SAITEC Technology & Development Joint Stock Company in Ho Chi Minh City, VietNam, the company leverages its highly efficient software engineers. VietNam is currently known as the Silicon Valley of South Asia.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact included in this presentation are forward-looking statements. These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments, and business strategies. These forward-looking statements may be identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will” and similar terms and phrases, including references to assumptions. However, these words are not the exclusive means of identifying such statements. Although we believe that our plans, intentions, and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that we will achieve those plans, intentions, or expectations. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected or may prove unachievable.

The Company's business and prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies working with new and rapidly evolving technologies such as blockchain. These risks include, but are not limited to, an inability to create a viable product and risks related to the issuance of tokens. The Company cannot assure you that it will succeed in addressing these risks, and our failure to do so could have a material adverse effect on our business, financial condition, results of operations, and prospects. There can be no assurance as to whether or when (if ever) the Company will achieve profitability or liquidity.

The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as otherwise required by law.

SANTO BLOCKCHAIN LABS

SANTO www.sanp.us is a publicly traded company (OTC:SANP) on the OTCMarkets. The company focuses on the development of blockchain smart digital contracts and IoT internet of things for everyday life. The Company also operates a website at https://santopool.com (ADAPOOL Ticker: SANP) and provides cryptocurrency staking service to potential Cardano (ADA) delegators. Through its 100% owned subsidiary SAITEC Technology & Development Joint Stock Company in Ho Chi Minh City, VietNam, the company leverages its highly efficient software engineers. VietNam is currently known as the Silicon Valley of South Asia.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact included in this presentation are forward-looking statements. These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments, and business strategies. These forward-looking statements may be identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will” and similar terms and phrases, including references to assumptions. However, these words are not the exclusive means of identifying such statements. Although we believe that our plans, intentions, and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that we will achieve those plans, intentions, or expectations. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected or may prove unachievable.

The Company's business and prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies working with new and rapidly evolving technologies such as blockchain. These risks include, but are not limited to, an inability to create a viable product and risks related to the issuance of tokens. The Company cannot assure you that it will succeed in addressing these risks, and our failure to do so could have a material adverse effect on our business, financial condition, results of operations, and prospects. There can be no assurance as to whether or when (if ever) the Company will achieve profitability or liquidity.

The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as otherwise required by law.

SOURCE: Santo Mining Corporation